Exhibit 99.1

NOTE PURCHASE AGREEMENT

Dated as of September 1, 2020

Among

CAL FUNDING IV LIMITED

as Issuer

and

WELLS FARGO SECURITIES LLC
DEUTSCHE BANK SECURITIES INC.
BofA SECURITIES, INC.
RBC CAPITAL MARKETS, LLC
MUFG SECURITIES AMERICAS INC.
PNC CAPITAL MARKETS LLC
FIFTH THIRD SECURITIES, INC.
and
ING BANK N.V.

as the Initial Purchasers

CONTAINER APPLICATIONS LIMITED

as Seller and Manager

and

CAI INTERNATIONAL, INC.

as Sub-Manager and Performance Guarantor

(CAL FUNDING IV LIMITED-
$715,900,000 FIXED RATE ASSET BACKED NOTES, SERIES 2020-1, CLASS A
$26,800,000 FIXED RATE ASSET BACKED NOTES, SERIES 2020-1, CLASS B)

TABLE OF CONTENTS
(continued)

Page

Schedule I	-	Initial Purchasers and Note Amounts
Schedule II	-	Initial Purchaser Information
Exhibit A	-	Investor Presentation
Exhibit B	-	Investor Cash Flow Reports

ii

NOTE PURCHASE AGREEMENT (as amended, modified and supplemented from time to time in accordance with its terms, the “Agreement”), dated as of September 1, 2020, by and among:

(1)          CAL FUNDING IV LIMITED, an exempted company incorporated and existing under the laws of Bermuda, as issuer under the Indenture (defined below) and the Series 2020-1 Supplement (defined below) (the “Issuer”);

(2)          WELLS FARGO SECURITIES LLC (“WFS”);

(3)          DEUTSCHE BANK SECURITIES INC. (“DB”);

(4)          BofA SECURITIES, INC. (“BofA”);

(5)          RBC CAPITAL MARKETS, LLC (“RBC”);

(6)          MUFG SECURITIES AMERICAS INC. (“MUFG”)’

(7)          PNC CAPITAL MARKETS LLC (“PNC”);

(8)          FIFTH THIRD SECURITIES, INC. (“FTS”);

(9)          ING BANK N.V. (“ING”; and, collectively with WFS, DB, BofA, RBC, MUFG, PNC and FTS, the “Initial Purchasers” and each, an “Initial Purchaser”);

(9)          solely with respect to Sections 4, 5(b), 6, 8, 10, 12, 17, 18, 19, 20 and 21 hereof, CONTAINER APPLICATIONS LIMITED, a company continuing into and existing under the laws of Barbados (“CAL”); and

(10)        solely with respect to Sections 4A, 8, 12, 17, 18, 19, 20 and 21 hereof, CAI INTERNATIONAL, INC., a corporation organized under the laws of the State of Delaware (“CAI”).

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1.        Definitions.

(a)          Certain capitalized terms used throughout this Agreement are defined above or in Section 1(b) hereof.  In addition, capitalized terms used but not defined herein have the meanings given to such terms in the Preliminary Offering Memorandum (as defined below) or, if not defined therein, as defined in the Series 2020-1 Supplement, dated as of the Closing Date (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Series 2020-1 Supplement”), by and between the Issuer and the Indenture Trustee (as defined below), issued pursuant to the terms of the Indenture (as defined below), or, if not defined therein, as defined in the Indenture, dated as of the Closing Date (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Indenture”), by and between the Issuer and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”).

(b)          As used in this Agreement and its exhibits, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

“Act”:  The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Additional Disclosure Document”:  Any information prepared by, or on behalf of, the Issuer for delivery to prospective Series 2020-1 Noteholders, other than the Preliminary Offering Memorandum and the Offering Memorandum.  For the avoidance of doubt (i) the Road Show Information and (ii) the Investor Cash Flow Information, shall each constitute an Additional Disclosure Document. None of the Related Documents or Series 2020-1 Related Documents shall be deemed to constitute an Additional Disclosure Document.

“BofA”:  This term has the meaning set forth in preamble hereto.

“CAL III”:  CAL Funding III Limited, an exempted company with limited liability incorporated under the laws of Bermuda.

“CAI Indemnified Party”:  This term shall have the meaning set forth in Section 10(b) hereof.

“CAL Person”:  This term has the meaning set forth in Section 8(h) hereof.

“Class A Notes": The Fixed Rate Asset- Backed Notes, Series 2020-1 Notes, Class A issued pursuant to the Supplement in the initial aggregate principal balance of Seven Hundred Fifteen Million, Nine Hundred Thousand Dollars ($715,900,000).

“Class B Notes”: The Fixed Rate Asset- Backed Notes, Series 2020-1 Notes, Class B issued pursuant to the Supplement in the initial aggregate principal balance of Twenty-Six Million, Eight Hundred Thousand Dollars ($26,800,000).

“Closing Date”:  This term has the meaning set forth in Section 2(a) hereof.

“Code”:  Internal Revenue Code of 1986, as amended.

“Commission”:  The United States Securities and Exchange Commission.

“Credit Risk Retention Rule”:  This term has the meaning set forth in Section 4(gg).

“DB”:  This term has the meaning set forth in preamble.

“Designated Jurisdiction”:  Any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“EEA”: This term has the meaning set forth in Section 9(h) hereof.

“Exchange Act”:  Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FTS”:  This term has the meaning set forth in preamble hereto.

“Indenture”:  This term shall have the meaning set forth in Section 1(a) hereof.

“Independent Accountants”:  This term shall have the meaning set forth in the Management Agreement.

“Initial Purchasers”:  This term has the meaning set forth in the preamble hereto.

“Initial Purchaser Information”:  With respect to any Initial Purchaser, the information described in Schedule II hereto, but only to the extent that such information relates to the applicable Initial Purchaser.

“Institutional Accredited Investors”:  This term has the meaning set forth in Section 3(b) hereof.

“Investment Company Act”:  The Investment Company Act of 1940, as amended.

“Investor Cash Flow Information”: Each of the cash flow reports listed on Exhibit B hereto provided to prospective purchasers of the Notes of at the request of such investor.

“Issuer”:  This term has the meaning set forth in the preamble hereto.

“Loss”:  This term has the meaning set forth in Section 10(a) hereof.

“Majority-Owned Affiliate”:  This term has the meaning set forth in Section 4(gg).

“Manager”:  This term has the meaning set forth in the preamble hereto.

“MIFID II”: This term has the meaning set forth in Section 9(h) hereof.

“MUFG”:  This term has the meaning set forth in preamble hereto.

“Noteholder”:  With respect to a Note that is a Book-Entry Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of (i) the Depositary (a direct participant) or (ii) a Person maintaining an account with the Depositary (an indirect participant), in each case in accordance with the rules of the Depositary.

“Notes”:  The Class A Notes and the Class B Notes, collectively.

“OFAC”: The Office of Foreign Assets Control of the United States Department of the Treasury.

“Offering Memorandum”:  This term has the meaning set forth in Section 3(a) hereof.

“Permitted Transferee”:  This term has the meaning set forth in Section 3(b) hereof.

“PNC”:  This term had the meaning set forth in the preamble.

“Preliminary Offering Memorandum”:  This term has the meaning set forth in Section 3(a) hereof.

“Purchaser Indemnified Party”:  This term shall have the meaning set forth in Section 10(a) hereof.

“Qualified Institutional Buyers”:  This term has the meaning set forth in Rule 144A of the Act.

“RBC”:  This term has the meaning set forth in the preamble.

“Regulation S”:  Regulation S under the Act.

“Related Transferred Assets”:  This term has the meaning set forth in the Contribution and Sale Agreement.

“Road Show Information”:  The investor presentation attached as Exhibit A hereto.

“Sanction(s)”:  Any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“Series 2020-1 Managed Container Purchase Date”:  This term has the meaning set forth in Section 6(xxiv)

“Series 2020-1 Supplement”:  This term has the meaning set forth in Section 1(a) hereof.

Similar Law: This term has the meaning set forth in Section 9(d) hereof.

“UCC”:  The Uniform Commercial Code as in effect in the applicable jurisdiction.

“United States”:  The United States of America.

“U.S. Persons”:  This term has the meaning set forth in Section 3(b) hereof.

“WFS”:  This term has the meaning set forth in preamble hereto.

(c)          All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in the UCC in effect in the State of New York and not specifically defined herein, are used herein as defined therein.

(d)          Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

SECTION 2.        The Notes; Purchase of Notes.

(a)          On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Issuer agrees to sell to the Initial Purchasers, and each Initial Purchaser severally agrees to purchase from the Issuer, on the Closing Date, Class A Notes and Class B Notes in the respective principal amounts set forth on Schedule I hereto opposite the name of such Initial Purchaser. The purchase obligation of each Initial Purchaser is several and not joint. The Class A Notes are to be purchased by each Initial Purchaser at a purchase price equal to 98.97741% of the initial principal balance of the total Class A Notes to be purchased by such Initial Purchaser. The Class A Notes shall bear a stated interest rate of two and twenty two hundredths percent (2.22%). The Class B Notes are to be purchased by each Initial Purchaser at a purchase price equal to 98.95688% of the initial principal balance of the Class B Notes to be purchased by such Initial Purchaser. The Class B Notes shall bear a stated interest rate of three and one half percent (3.50%). Except for any Notes issued to Institutional Accredited Investors, which Notes shall be issued as Definitive Notes, the Notes shall be Book-Entry Notes, and shall be issued to Cede & Co., as nominee of The Depository Trust Company.  The delivery of and payment for the Notes shall be made at the offices of Dentons US LLP, by 10:00 a.m., New York time on September 9, 2020 or at such other place, time or date as the Initial Purchasers and the Issuer may agree upon, such time and date of delivery against payment being herein referred to as the “Closing Date”.  The Issuer shall make copies of the Notes available for review by each Initial Purchaser at the offices of the applicable Initial Purchaser at least 24 hours prior to the Closing Date.  The purchase price of the Notes paid by an Initial Purchaser shall be remitted by wire transfer to the Indenture Trustee and applied in accordance with Section 6(v) hereof.  The terms of the Notes are more fully set forth in the Offering Memorandum and in the Series 2020-1 Related Documents (provided, that in no event shall the Offering Memorandum be deemed to constitute a Series 2020-1 Related Document or shall the terms and conditions described in the Offering Memorandum be binding upon the Issuer or any party to any Series 2020-1 Related Document, except to the extent consistent with and expressly set forth in a Series 2020-1 Related Document).

(b)          The Notes are to be issued under the Series 2020-1 Supplement.

(c)          The Notes shall be offered and sold to the Initial Purchasers without being registered under the Act, in reliance on exemptions thereunder.

SECTION 3.        Information.

(a)          In connection with the sale of the Notes, the Issuer has prepared a preliminary offering memorandum, dated August 27, 2020 (including all attachments thereto and any supplements or amendments thereto (other than the Offering Memorandum), including without limitation the Supplement to Preliminary Offering Memorandum, dated September 1, 2020, the “Preliminary Offering Memorandum”) and a final Offering Memorandum (including all attachments thereto and any supplements or amendments thereto, the “Offering Memorandum”).

(b)        The Issuer hereby expressly authorizes each Initial Purchaser to use the Additional Disclosure Documents, the Preliminary Offering Memorandum and the Offering Memorandum, in connection with the offer and sale of the Notes. The Issuer hereby indicates its authorization of all distributions of the Additional Disclosure Documents and the Preliminary Offering Memorandum made by each Initial Purchaser prior to the date of this Agreement and authorizes each Initial Purchaser to distribute the Additional Disclosure Documents, the Preliminary Offering Memorandum (in conjunction with the Supplement, if a Supplement exists) prior to the date of the Offering Memorandum, and after the Offering Memorandum is complete, the Offering Memorandum in connection with the offer and sale of the Notes, provided that such distributions were or are made only to Persons that are (i) reasonably believed by the applicable Initial Purchaser to be Qualified Institutional Buyers, (ii) institutional Accredited Investors, as defined in Rule 501(a)(1), (2), (3) or (7) under Regulation D of the Act (“Institutional Accredited Investors”), or (iii) to certain Persons that are not U.S. Persons, as defined in Regulation S (“U.S. Persons”; any Person described in clause (i), (ii) or (iii) being a “Permitted Transferee”) to whom the offer and sale of the Notes may be made without registration under the Act in reliance upon Regulation S (as defined below). The Issuer also hereby expressly authorizes each Initial Purchaser to distribute to Persons with the aforementioned qualifications, in connection with the offer and sale of the Notes, (i) any report or document filed by the Issuer, the Manager or any of their Affiliates with the Commission, and (ii) subject to terms of confidentiality substantially similar to those set forth in Section 711 of the Series 2020-1 Supplement, copies of the Series 2020-1 Related Documents and opinion letters and other documents delivered in connection with the execution of the Series 2020-1 Related Documents.

(c)         The Issuer understands that each Initial Purchaser proposes to make an offering of the Notes, as soon as it deems advisable after this Agreement has been executed and delivered, on the terms and in the manner set forth in the Offering Memorandum to Persons that such Initial Purchaser reasonably believes to be Permitted Transferees. Any Notes sold to Institutional Accredited Investors shall be represented by one or more Definitive Notes.

SECTION 4.       Representations and Warranties of the Issuer and CAL.  Each of the Issuer and CAL, as applicable, represents and warrants to each Initial Purchaser, as of the date hereof and as of the Closing Date (or, if specifically stated below to be made as of another particular time or date, as of such time or date instead), each of representations and warranties set forth below.  With respect to the representations and warranties set forth in paragraphs (d), (e), (g), (h), (i), (j), (k), (l), (m), (o), (s), (aa), (bb), (cc), (dd), (ee) and (ff) below, each of the Issuer and CAL makes such representation and warranty solely as to itself.

(a)         (i) At 2:34 p.m. on September 1, 2020, the time of the first contract of sale by the Initial Purchasers for any Notes (the “Time of Sale”), and as of the Closing Date, none of the Additional Disclosure Documents or the Preliminary Offering Memorandum contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Offering Memorandum, as of its date (including any attachments, supplements or amendments thereto, as of the respective dates thereof), and as of the Closing Date, did not contain an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, in the case of each of the foregoing clauses (i) and (ii), that such representations and warranties do not apply to statements or omissions made in reliance upon and in conformity with the Initial Purchaser Information or with regard to the information set forth in the Preliminary Offering Memorandum or the Offering Memorandum under the heading “Structuring Assumptions”.  The statements made in the “Structuring Assumptions” section of the Preliminary Offering Memorandum and the Offering Memorandum represent the good faith estimate of the Issuer, based on assumptions that the Issuer believes to be reasonable, it being recognized, however, that such “Structuring Assumptions” sections, as expressly noted therein, contain projections, estimates and forecasts which are subject to significant contingencies and uncertainties, many of which are beyond the control of the Issuer, and no assurances are given that such projections, estimates and forecasts will be achieved.

(b)          The descriptions of the Series 2020-1 Related Documents contained in the  Preliminary Offering Memorandum and Offering Memorandum conform in all material respects to the terms of the Series 2020-1 Related Documents.

(c)         The statistical and market-related data included in the Additional Disclosure Documents, the Preliminary Offering Memorandum and the Offering Memorandum are based on or derived from sources that the Issuer believes to be reliable and accurate in all material respects. The information concerning the Managed Containers and the Fleet that is included in the Additional Disclosure Documents, the Preliminary Offering Memorandum and the Offering Memorandum presents fairly in all material respects the information purported to be stated therein. There has been no material adverse change in the container utilization, loss, delinquency, lessee concentration, container type concentration and other information with respect to the Managed Containers or the Fleet from that set forth in the Additional Disclosure Documents, the Preliminary Offering Memorandum and the Offering Memorandum.

(d)          Each of the Issuer and CAL is duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full power and authority to own its properties and to conduct its business as the properties presently are owned and the business presently is conducted. The Issuer had at all relevant times, and now has, all necessary power, authority and legal right to own in the manner contemplated by the Series 2020-1 Related Documents, the Managed Containers and the related Transferred Assets. CAL had at all relevant times, and now has, all necessary power, authority and legal right to transfer, in the manner contemplated by the Series 2020-1 Related Documents, the Managed Containers and the Related Transferred Assets.

(e)          Each of the Issuer and CAL is duly qualified to do business and is in good standing as a foreign entity (or is exempt from such requirements), and has obtained all necessary licenses and approvals as required under Applicable Law, in each case, where the failure so to qualify, to be in good standing, to obtain such licenses and approvals or to preserve and maintain such qualification, licenses or approvals that could have a material and adverse effect on its ability to perform any of its obligations under any Series 2020-1 Related Document to which it is a party.

(f)          The Issuer has all necessary power and authority to execute and deliver the Notes. Each Note has been duly and validly authorized by the Issuer and, from and after the date on which such Note is executed by the Issuer and authenticated by the Indenture Trustee in accordance with the terms of the Indenture and the Series 2020-1 Supplement and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, shall be validly issued and outstanding and shall constitute a valid and legally binding obligation of the Issuer, entitled to the benefits of the Indenture and the Series 2020-1 Supplement and enforceable against the Issuer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a Proceeding in equity or at law.

(g)         Each of the Issuer and CAL has (i) all necessary power and authority to (A) execute and deliver this Agreement and the other Series 2020-1 Related Documents to which it is a party, and (B) perform its obligations under this Agreement and the other Series 2020-1 Related Documents to which it is a party, and (ii) duly authorized, by all necessary action, the execution, delivery and performance of this Agreement and the other Series 2020-1 Related Documents to which it is a party and the consummation of the transactions provided for in this Agreement and the other Series 2020-1 Related Documents to which it is a party.

(h)         Each of this Agreement and the other Series 2020-1 Related Documents to which the Issuer and/or CAL is a party, when executed and delivered by it (assuming the due authorization, execution and delivery thereof by the other parties thereto), shall constitute its legal, valid and binding agreement, enforceable against it in accordance with the terms thereof, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a Proceeding in equity or at law.

(i)           This Agreement has been duly and validly executed and delivered by each of the Issuer and CAL.

(j)          All authorizations, consents, orders and approvals of, or other action by, any Governmental Authority or any other Person that are required to be obtained by the Issuer or CAL, as the case may be, and all notices to and filings with any Governmental Authority or any other Person that are required to be made by the Issuer or CAL in the case of each of the foregoing in connection with the due execution, delivery, and performance by the Issuer or CAL, as the case may be, of this Agreement and the other Series 2020-1 Related Documents to which it is a party and the consummation of the transactions contemplated by this Agreement and the Series 2020-1 Related Documents to which it is a party (including transfers by each Seller to the Issuer of the Managed Containers and the related Transferred Assets), have been obtained or made and are in full force and effect except where the failure to obtain or make any such authorization, consent, order, approval, action, notice or filing, individually or in the aggregate for all such failures, would not reasonably be expected to have a material and adverse effect on the ability of the Issuer, CAL or CAI, to perform any of its obligations under any Series 2020-1 Related Document to which it is a party.

(k)         The execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and the other Series 2020-1 Related Documents and the fulfillment of the terms hereof and thereof by the Issuer and/or CAL do not (i) conflict with, violate, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, (A) the constitutional documents of the Issuer or CAL, as the case may be, or (B) any material contract, indenture, loan agreement, mortgage, deed of trust or other agreement or instrument to which the Issuer or CAL is a party or by which the Issuer or any of its properties is bound, (ii) result in the creation or imposition of any Lien upon any of the properties of the Issuer or CAL (other than as contemplated by the Series 2020-1 Related Documents), or (iii) conflict with or violate any federal, state, local or foreign law or any decision, decree, order, rule or regulation of any Governmental Authority applicable to the Issuer or CAL, as the case may be, or any of its respective properties, in the case of each of the foregoing clauses (i) through (iii), which conflict, violation, breach, default or Lien, individually or in the aggregate, would have a substantial likelihood of having a material and adverse effect on the ability of the Issuer or CAL, as the case may be, to perform any of its obligations under any Series 2020-1 Related Document to which it is a party.

(l)          Except as disclosed in the Additional Disclosure Documents, the Preliminary Offering Memorandum and the Offering Memorandum, since December 31, 2019, (i) there has been no material adverse change in the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Issuer or CAL, whether or not arising in the ordinary course of business, and (ii) there have been no transactions entered into by the Issuer or CAL that are material with respect to the Issuer or CAL and that would be required to be disclosed under Applicable Law in connection with the offering, sale or resale of the Notes.

(m)        There is no Proceeding or investigation pending or, to the best knowledge of the Issuer or CAL, as the case may be, threatened against it before any court, regulatory body, arbitrator, administrative agency or other tribunal or governmental instrumentality, and none of the Issuer or CAL is subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority that (i) asserts the invalidity of this Agreement or any other Series 2020-1 Related Document, (ii) seeks to prevent any transfer to the Issuer of any Managed Container or Related Transferred Asset, the issuance of the Notes or the consummation of any transactions contemplated by this Agreement or any other Series 2020-1 Related Document, (iii) seeks any determination or ruling that would materially and adversely affect the performance by the Issuer or CAL, as the case may be, of its respective obligations under this Agreement or any other Series 2020-1 Related Document or the validity or enforceability of this Agreement or any other Series 2020-1 Related Document, in the case of each of the foregoing clauses (i) through (iii), which individually or in the aggregate for all such actions, suits, Proceedings, investigations, orders, judgments, decrees, injunctions, stipulations or consent orders would have a substantial likelihood of having a material and adverse effect on the ability of the Issuer or CAL to perform any of its respective obligations under any Series 2020-1 Related Document to which it is a party.

(n)         The Issuer does not own any “margin security,” as that term is defined in Regulation U of the Federal Reserve Board.  Neither this Agreement, the other Series 2020-1 Related Documents nor any transaction contemplated herein or therein or in the Additional Disclosure Documents, the Preliminary Offering Memorandum or the Offering Memorandum results in a violation of, or gives rise to an obligation on the part of any Noteholder or Noteholder to register, file or give notice under, Regulations T, U or X of the Federal Reserve Board or any other regulation issued by the Federal Reserve Board pursuant to the Exchange Act, in each case as in effect on the Closing Date.

(o)         Each of CAL and the Issuer is not, and is not controlled by, an “investment company” registered or required to be registered under the Investment Company Act.  The Issuer is not an "investment company" as defined in Section 3(a)(1) of the Investment Company Act although other exemptions may exist.  The Issuer is not relying on the exemptions set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. The Issuer is structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

(p)        Neither the Issuer nor any of its “affiliates” (as defined in Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Act) that is or shall be integrated with the sale of the Notes in a manner that would require the registration under the Act of the offering of the Notes or (ii) assuming the accuracy of the representations and warranties of each Initial Purchaser in Section 9 hereof, engaged in any form of general solicitation or general advertising in connection with the offering of the Notes (as those terms are used in Regulation D under the Act) or in any manner involving a public offering of the Notes within the meaning of Section 4(2) of the Act.

(q)         Neither the Issuer nor any of its Affiliates or any Person acting on its behalf has engaged in any directed selling efforts (as that term is defined in Regulation S) with respect to any Notes (provided that no representation is made as to the actions of any Initial Purchaser or any Person acting on its behalf). The Issuer and its Affiliates and any Person acting on its behalf (provided that no representation is made as to the actions of any Initial Purchaser or any Person acting on its behalf) have complied with the offering restrictions and the requirements of Regulation S in connection with any offering of Notes outside the United States.

(r)          Assuming the representations and warranties of each Initial Purchaser in Section 9 hereof are true, and assuming compliance by the Initial Purchasers with their covenants and agreements set forth herein, it is not necessary in connection with the offer, sale and delivery of the Notes in the manner contemplated by this Agreement, the Additional Disclosure Documents, the Preliminary Offering Memorandum and the Offering Memorandum to register any of the Notes under the Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(s)         On the date hereof and the Closing Date, (i) each of the representations and warranties of the Issuer and CAL that is set forth in this Agreement, the Indenture or the other Series 2020-1 Related Documents is true and correct in all material respects and (ii) none of the Issuer or CAL is or shall be in breach of any covenant or agreement set forth in this Agreement, the Indenture or any other Series 2020-1 Related Document. Each Initial Purchaser may rely on the representations and warranties of the Issuer or CAL in any Series 2020-1 Related Document as if such representations and warranties were set forth in this Agreement in full.

(t)          No Early Amortization Event for any Series or Event of Default for any Series of Notes, or event which with the giving of notice or passage of time or both would become an Early Amortization Event or Event of Default for any Series of Notes, has occurred and is continuing.

(u)        The Series 2020-1 Notes will not be of the same class (within the meaning of Rule 144A under the Act) as securities that are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system. The Notes meet the eligibility requirements of Rule 144A(d)(3) of the Act.

(v)          Neither the Issuer nor any of its Affiliates has purchased, or is purchasing, any Notes.

(w)         The Issuer has not taken, directly or indirectly, any action prohibited by Rule 102 of Regulation M under the Exchange Act.

(x)         The Issuer reasonably believes that based on the procedures it has put in place in connection with the Series 2020-1 Related Documents (and assuming compliance by each Initial Purchaser with the provisions hereof) to ensure that all purchasers and transferees of the Notes are Permitted Transferees, the sale of the Notes to the initial Series 2020-1 Noteholders and the subsequent transfers of the Notes will only be made to Permitted Transferees as set forth above and in accordance with the Indenture.

(y)         CAL has executed and delivered a written representation (the “17g-5 Representation”) to Standard & Poor’s that CAL will comply with the requirements applicable to sponsors as and to the extent required under Rule 17g-5(a)(3)(iii)(A) through (D) under the U.S. Securities Exchange Act of 1934, as amended (“Rule 17g-5”) with respect to the Notes, and CAL has complied with the 17g-5 Representation. CAL acknowledges and agrees that, as between CAL and the Initial Purchasers, CAL is solely responsible for compliance with Rule 17g-5 in connection with the issuance and monitoring of the credit ratings on the Series 2020-1 Notes.

(z)          Neither the Issuer nor any of its Affiliates has received an order from the Commission, any state securities commission, or any foreign government or agency thereof preventing or suspending the offering of the Notes or the use of the Preliminary Offering Memorandum or the Offering Memorandum, and to the best knowledge of the Issuer no such order has been issued and no proceedings for that purpose have been instituted.

(aa)        Except for the Initial Purchasers, neither the Issuer nor CAL has employed or retained a broker, finder, commission agent or other person in connection with the sale of the Notes, and neither the Issuer nor the Manager is under any obligation to pay any broker’s fee or commission in connection with such sale.

(bb)       Each of the Issuer and CAL conducted its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar applicable anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

(cc)       The operations of the Issuer and CAL are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer and/or CAL with respect to the Money Laundering Laws is pending or, to the knowledge of the Issuer and/or CAL, threatened.

(dd)       None of the Issuer or CAL nor, to their knowledge, any of their respective directors, officers, employees, agents, affiliates or representatives thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.

(ee)        The operations of the Issuer and CAL are and have been conducted at all applicable times in material compliance with the USA Patriot Act of 2001, as amended, and the rules and regulations thereunder.

(ff)        Neither the Issuer nor CAL has engaged any third-party due diligence services providers to provide any “due diligence services” (as defined in Rule 17g-10(d)(1) under the Exchange Act), other than the independent accountants engaged for the purpose of delivering the Independent Accountants’ Report on Applying Agreed-Upon Procedures, dated on or about May 2, 2017 (such independent accountants, the “Accountants”, and such report, the “Report”), and the only report generated as a result of such engagement is the Report.  A copy of the Form ABS-15E furnished with respect to the Report was provided to the Initial Purchasers at least one Business Day prior to the furnishing of the correlative Form ABS-15G on EDGAR (the “Form ABS-15G”). The Report is, as amongst the parties to this Agreement, deemed to have been obtained by the Issuer pursuant to Rule 15Ga-2(a) and (b) under the Exchange Act. No portion of the Form ABS-15G contains any names, addresses, other personal identifiers or zip codes with respect to any individuals, or any other personally identifiable or other information that would be associated with an individual, including without limitation any “nonpublic personal information” within the meaning of Title V of the Gramm-Leach-Bliley Financial Services Modernization Act of 1999, in the case of each of the foregoing, other than name, title, and signature of a signatory.

(gg)       CAL has complied, and is the appropriate entity to comply, with all requirements imposed on the “sponsor of a securitization transaction” in accordance with the final rules contained in Regulation RR, 17 C.F.R. §246.1, et seq. (the “Credit Risk Retention Rules”) implementing the credit risk retention requirements of Section 15G of the Exchange Act, in each case directly or (to the extent permitted by the Credit Risk Retention Rules) through one or more majority-owned affiliates (as defined in the Credit Risk Retention Rules, each a “Majority-Owned Affiliate”). CAL or one or more of its Majority-Owned Affiliates will hold an “eligible horizontal residual interest” (as defined in the Credit Risk Retention Rules) equal to at least 5% of the fair value of all the “ABS interests” (as defined in the Credit Risk Retention Rules) in the Issuer issued as part of the transactions contemplated by the Series 2020-1 Related Documents, determined as of the closing date using a fair value measurement framework under United States generally accepted accounting principles (such interest, the “Retained Interest”). CAL has determined such fair value of the Retained Interest based on its own valuation methodology, inputs and assumptions and is solely responsible therefor.

SECTION 4A       Representation and Warranties of CAI.  CAI represents and warrants to each Initial Purchaser as of the date hereof and as of the Closing Date (or if specifically stated below to be made as of another particular time or date, as of such time or date instead) as follows:

(a)         CAI is duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full power and authority to own its properties and to conduct its business as the properties presently are owned and the business presently is conducted.  CAI had at all relevant times, and now has, all necessary power, authority and legal right to manage the Managed Containers and the related Transferred Assets in the manner contemplated by the Series 2020-1 Related Documents.

(b)         CAI is duly qualified to do business and is in good standing as a foreign entity (or is exempt from such requirements), and has obtained all necessary licenses and approvals as required under Applicable Law, in each case, where the failure so to qualify, to be in good standing, to obtain such licenses and approvals or to preserve and maintain such qualification, licenses or approvals that could have a material and adverse effect on its ability to perform any of its obligations under any Series 2020-1 Related Document to which it is a party.

(c)          CAI has (i) all necessary power and authority to (A) execute and deliver this Agreement and the other Series 2020-1 Related Documents to which it is a party, and (B) perform its obligations under this Agreement and the other Series 2020-1 Related Documents to which it is a party, and (ii) duly authorized, by all necessary action, the execution, delivery and performance of this Agreement and the other Series 2020-1 Related Documents to which it is a party and the consummation of the transactions provided for in this Agreement and the other Series 2020-1 Related Documents to which it is a party.

(d)         Each of this Agreement and the other Series 2020-1 Related Documents to which CAI is a party, when executed and delivered by it (assuming the due authorization, execution and delivery thereof by the other parties thereto), shall constitute its legal, valid and binding agreement, enforceable against it in accordance with the terms thereof, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a Proceeding in equity or at law.

(e)          This Agreement has been duly and validly executed and delivered by CAI.

(f)         All authorizations, consents, orders and approvals of, or other action by, any Governmental Authority or any other Person that are required to be obtained by CAI and all notices to and filings with any Governmental Authority or any other Person that are required to be made by the CAI in the case of each of the foregoing in connection with the due execution, delivery, and performance by the CAI of this Agreement and the other Series 2020-1 Related Documents to which it is a party and the consummation of the transactions contemplated by this Agreement and the Series 2020-1 Related Documents to which it is a party have been obtained or made and are in full force and effect except where the failure to obtain or make any such authorization, consent, order, approval, action, notice or filing, individually or in the aggregate for all such failures, would not reasonably be expected to have a material and adverse effect on the ability of CAI to perform any of its obligations under any Series 2020-1 Related Document to which it is a party.

(g)         The execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and the other Series 2020-1 Related Documents and the fulfillment of the terms hereof and thereof by CAI do not (i) conflict with, violate, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, (A) the constitutional documents of CAI, or (B) any material contract, indenture, loan agreement, mortgage, deed of trust or other agreement or instrument to which CAI is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Lien upon any of the properties of CAI (other than as contemplated by the Series 2020-1 Related Documents), or (iii) conflict with or violate any federal, state, local or foreign law or any decision, decree, order, rule or regulation of any Governmental Authority applicable to CAI or any of its respective properties, in the case of each of the foregoing clauses (i) through (iii), which conflict, violation, breach, default or Lien, individually or in the aggregate, would have a substantial likelihood of having a material and adverse effect on the ability of CAI to perform any of its obligations under any Series 2020-1 Related Document to which it is a party.

(h)         Except as disclosed in the Additional Disclosure Documents, the Preliminary Offering Memorandum and the Offering Memorandum, since December 31, 2019, (i) there has been no material adverse change in the condition, financial or otherwise, or the earnings, business affairs or business prospects of CAI, whether or not arising in the ordinary course of business, and (ii) there have been no transactions entered into by CAI that are material with respect to CAI and that would be required to be disclosed under Applicable Law in connection with the offering, sale or resale of the Notes.

(i)          There is no Proceeding or investigation pending or, to the best knowledge of CAI threatened against it before any court, regulatory body, arbitrator, administrative agency or other tribunal or governmental instrumentality, and CAI is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority that (i) asserts the invalidity of this Agreement or any other Series 2020-1 Related Document, (ii) seeks to prevent the consummation of any transactions contemplated by this Agreement or any other Series 2020-1 Related Document, (iii) seeks any determination or ruling that would materially and adversely affect the performance by CAI of its obligations under this Agreement or any other Series 2020-1 Related Document to which it is a party or the validity or enforceability of this Agreement or any other Series 2020-1 Related Document, in the case of each of the foregoing clauses (i) through (iii), which individually or in the aggregate for all such actions, suits, Proceedings, investigations, orders, judgments, decrees, injunctions, stipulations or consent orders would have a substantial likelihood of having a material and adverse effect on the ability of CAI to perform any of its obligations under any Series 2020-1 Related Document to which it is a party.

(j)          On the date hereof and the Closing Date, (i) each of the representations and warranties of CAI that is set forth in this Agreement or the other Series 2020-1 Related Documents is true and correct in all material respects and (ii) CAI is not or shall be in breach of any covenant or agreement set forth in this Agreement or any other Series 2020-1 Related Document to which it is a party. Each Initial Purchaser may rely on the representations and warranties of CAI in any Series 2020-1 Related Document as if such representations and warranties were set forth in this Agreement in full.

(k)         None of CAI nor, to its knowledge, any of its directors, officers, employees, agents, affiliates or representatives of CAI, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.

(l)          The operations of CAI are and have been conducted at all applicable times in material compliance with the USA Patriot Act of 2001, as amended, and the rules and regulations thereunder.

SECTION 5.        Offering by each Initial Purchaser.

(a)          Each Initial Purchaser proposes to make an offering of the Notes, upon the terms set forth in the Offering Memorandum, as soon as practicable after this Agreement is entered into and as in its judgment is advisable. During the period from the date of this Agreement until the applicable Initial Purchaser has sold all of the Notes, the Issuer agrees (i) to reasonably assist such Initial Purchaser in any marketing of the Notes and (promptly upon request) to provide all information reasonably deemed necessary by such Initial Purchaser in such marketing and (ii) to use commercially reasonable efforts to make appropriate officers and representatives of the Issuer available to participate in information meetings for potential Series 2020-1 Noteholders at such times and places as any Initial Purchaser may reasonably request.

(b)          Each of the Issuer and CAL acknowledges and agrees that each Initial Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Issuer with respect to the offering of the Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Issuer or any other Person.  Additionally, neither Initial Purchaser is advising the Issuer or any other Person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  Each of the Issuer and CAL shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither Initial Purchaser shall have responsibility or liability to the Issuer or any other Person with respect thereto. Any review by the Initial Purchasers of the Issuer, CAL, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Initial Purchasers and shall not be on behalf of the Issuer, CAL or any other party.

(c)          The Issuer acknowledges and agrees that:

(i)           the Issuer has been advised that each Initial Purchaser and its respective Affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Issuer and that such Initial Purchaser has no obligation to disclose such interests and transactions to the Issuer by virtue of any fiduciary, advisory or agency relationship; and

(ii)          the Issuer waives, to the fullest extent permitted by law, any claims it may have against any Initial Purchaser for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that neither Initial Purchaser shall have liability (whether direct or indirect) to the Issuer in respect of such a fiduciary duty claim or to any Person asserting a fiduciary duty claim on behalf of or in right of the Issuer, including stockholders, employees or creditors of the Issuer.

SECTION 6.        Covenants of the Issuer and CAL.

(a)          The Issuer covenants and agrees with each Initial Purchaser that:

(i)          The Issuer shall not amend or supplement the Additional Disclosure Documents, the Preliminary Offering Memorandum, the Offering Memorandum or any amendment thereof or supplement thereto unless the Initial Purchasers previously shall have been advised thereof and been furnished a copy thereof prior to the proposed amendment or supplement and shall have been given a reasonable opportunity to review such amended and supplemented Preliminary Offering Memorandum or Offering Memorandum, or amendment or supplement thereto as the case may be (but in no event shall such period be less than five (5) Business Days). During the period beginning on the date hereof and ending on the date on which the Initial Purchasers shall have sold all of the Notes purchased by them hereunder, the Issuer shall, promptly upon the reasonable request by the Initial Purchasers, prepare any amendments of or supplements to the Offering Memorandum that, in the opinion of the Initial Purchasers, may be necessary or advisable in connection with the resale of the Notes by the Initial Purchasers. During the period beginning on the date hereof and ending on the date on which the Initial Purchasers shall have sold all of the Notes, the Issuer shall, to the extent practicable (taking into account the disclosure requirements and restrictions imposed by Applicable Law), supply the Initial Purchasers with drafts or duplicate copies of any reports required to be filed by the Issuer with the Commission at least two (2) Business Days prior to any such filing, and in any event shall supply such reports to the Initial Purchasers concurrently with any such filing thereof.

(ii)         The Issuer shall take any action to arrange for the qualification or exemption of the Notes for offer, sale and resale under the securities or “Blue Sky” laws of any state that any Initial Purchaser shall reasonably request and shall pay all reasonable expenses (including reasonable fees and disbursements of counsel) in connection with the qualification or exemption and in connection with the determination of the eligibility of the Notes for investment under the laws of the jurisdictions that such Initial Purchaser may designate. Thereafter, while any of the Notes remain Outstanding, the Issuer shall arrange for the filing and making of, and shall pay all fees applicable to, any statements and reports and renewals of registration necessary in order to continue to qualify or exempt the Notes for secondary market transactions in those jurisdictions in which the Notes were originally registered or exempted for sale in accordance with the preceding sentence. If an Initial Purchaser shall pay any of the fees or expenses referred to in this Section 6(a)(ii), the Issuer shall promptly reimburse such Initial Purchaser; it being understood and agreed that the reimbursement shall not be subject to any limitations on reimbursement set forth in Section 7 hereof.

(iii)        If, at any time prior to the time at which an Initial Purchaser shall have sold all of the Notes, any event occurs or condition exists as a result of which it is necessary or desirable, in the reasonable opinion of such Initial Purchaser or Issuer, to amend or supplement the Offering Memorandum in order that the Offering Memorandum shall not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or existing at the time the Offering Memorandum is delivered to a prospective Series 2020-1 Noteholder not misleading, or if for any other reason it is necessary at any time to amend or supplement the Offering Memorandum to comply with Applicable Law, the Issuer shall promptly notify such Initial Purchaser or such Initial Purchaser shall promptly notify the Issuer thereof, as applicable, and the Issuer shall prepare and deliver to such Initial Purchaser, at the expense of the Issuer, an amendment of or supplement to the Offering Memorandum that (i) corrects the statement or omission or (ii) effects such compliance, as the case may be.

(iv)         The Issuer shall, without charge, provide to each Initial Purchaser as many copies of the Additional Disclosure Documents, the Preliminary Offering Memorandum and the Offering Memorandum as such Initial Purchaser may reasonably request.

(v)         The Issuer shall apply the proceeds from the sale of the Notes (i) to acquire from CAL the Managed Containers and Related Assets, (ii) to fund the initial deposits to the Series 2020-1 Restricted Cash Account, (iii) to pay the cost of issuance of the Notes and (iv) for other purposes contemplated under the Series 2020-1 Related Documents. The Issuer shall not use the proceeds of the sale of the Notes or any part thereof, directly or indirectly, to purchase or carry any “margin security” (as defined in Regulations T, U or X issued by the Federal Reserve Board) or to reduce or retire any indebtedness originally incurred to purchase any margin security.

(vi)        Neither the Issuer nor any of its “affiliates” (as defined in Regulation D under the Act), directly or through any agent, shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Act) that is or that could be integrated with the sale of the Notes in a manner that would require the registration of the Notes under the Act.

(vii)       The Issuer shall not, and shall not permit any of its “affiliates” (as defined in Regulation D under the Act) to, directly or through any agent, solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

(viii)      Neither the Issuer nor any of its Affiliates or any Person acting on its behalf (provided that no covenant is made as to the actions of any Initial Purchaser or any Person acting on its behalf) shall engage in any directed selling efforts (as that term is defined in Regulation S) with respect to any Notes, and the Issuer, all of its Affiliates and any Person acting on its behalf shall comply with the offering restrictions and the requirements of Regulation S in connection with the offering of Notes outside the United States.

(ix)        The Issuer shall not, and shall not permit any of its Affiliates to, contact or solicit potential investors to purchase any Note, engage any Person to assist in the placement or sale of the Notes or sell any Notes to any Person, in the case of each of the foregoing, other than any Initial Purchaser except as consented to in writing by such Initial Purchaser.

(x)         So long as any of the Notes are “restricted securities” within the meaning of Rule 144 under the Act, the Issuer shall, unless it becomes subject to and complies with the reporting requirements of Section 13 or 15(d) of the Exchange Act, provide to any Series 2020-1 Noteholder or Noteholder, and to any prospective Series 2020-1 Noteholder or Noteholder designated by a Series 2020-1 Noteholder or Noteholder, upon the request of such Series 2020-1 Noteholder or Noteholder or prospective Series 2020-1 Noteholder or Noteholder, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the Series 2020-1 Noteholders and Noteholders, and prospective Series 2020-1 Noteholders and Noteholders designated by such Series 2020-1 Noteholders or Noteholders, from time to time of such restricted securities.

(xi)         The Issuer shall cause the Notes to be eligible for clearance and settlement through The Depository Trust Company, Clearstream and the Euroclear Clearing System.

(xii)       Until all obligations under the Notes and the Series 2020-1 Supplement shall have been finally and fully paid and performed, the Issuer or the Manager on its behalf shall deliver to each Initial Purchaser contemporaneously with the delivery thereof to the Indenture Trustee, copies of each (A) Manager Report at the times when it is delivered pursuant to the Management Agreement and (B) Accountants Report (as defined in the Management Agreement), at the times when it is delivered pursuant to the Management Agreement.

(xiii)       The Issuer shall not, and shall not permit any of its respective Affiliates to, sell or otherwise transfer any Notes that have been acquired by it.

(xiv)       Except with respect to the Notes to be issued on the Closing Date, during the period commencing on the date hereof and ending on the thirtieth (30th) day after the Closing Date, the Issuer shall not cause or permit any of its Affiliates to make or issue any borrowings, debt instruments or securities similar to the Notes (whether issued or guaranteed by the Issuer or any of its Affiliates), which are either placed or syndicated by the Issuer or any of its Affiliates in the international or U.S. capital markets, directly or on their behalf, in any manner which could in the sole judgment of any Initial Purchaser have a detrimental effect on the successful offering, sale or resale of the Notes unless mutually agreed to in writing by each Initial Purchaser and the Issuer.

(xv)       Neither the Issuer nor any Person acting on its behalf shall make offers or sales of securities under circumstances that would require the registration of the Notes under the Act or permit or require the Issuer to become an “investment company” registered or required to be registered under the Investment Company Act.

(xvi)       If the ratings assigned to the Notes are dependent upon the delivery to the applicable Rating Agency of the executed Series 2020-1 Related Documents, the Issuer shall deliver the required copies of such documents to such Rating Agency within thirty (30) days after the Closing Date.

(xvii)     Neither the Issuer, nor any of its Affiliates, nor any Person acting on its behalf (provided that no covenant is made as to the actions of any Initial Purchaser or any Person acting on its behalf) will sell the Notes by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(xviii)    From the date hereof and prior to the Closing Date, the Issuer will notify each Initial Purchaser with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation of any Proceeding for such purpose (to the extent the Issuer is aware of any such suspension or the initiation of any such Proceeding).

(xix)      The Issuer shall conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar applicable anti-corruption legislation in other jurisdictions, and maintain policies and procedures designed to promote and achieve compliance with such laws.

(xx)       The Issuer shall not, directly or indirectly, use the proceeds of the issuance of the Notes, or lend, contribute or otherwise make available such proceeds to any parent, subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by an individual or entity (including any Initial Purchaser) of Sanctions.

(xxi)       The Issuer shall not, directly or indirectly, use the proceeds of the issuance of the Notes for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar applicable anti-corruption legislation in other jurisdictions.

(xxii)      CAL covenants and agrees with each Initial Purchaser that it will comply, and will cause the Issuer to comply, with the 17g-5 Representation.

(xxiii)    CAL shall, or (to the extent permitted by the Credit Risk Retention Rules) one or more Majority-Owned Affiliates shall, continue to comply with all requirements imposed on the “sponsor of a securitization transaction” by the Credit Risk Retention Rules for so long as those requirements are applicable, including holding the Retained Interest for the duration required in the Credit Risk Retention Rules, without any impermissible hedging, transfer or financing of the Retained Interest.  CAL is and will be solely responsible for compliance with the disclosure requirements of the Credit Risk Retention Rules, including the contents of all such disclosures, ensuring that the required pre-sale disclosures are contained in the Offering Memorandum, and ensuring that any required post-closing disclosures are provided to investors timely and by an appropriate method that does not require any involvement of the Initial Purchasers.

(xxiv)     CAL shall provide all notices, and take such other actions, as are necessary to arrange for payment in full (A) on September 25, 2020, the CAL III Series 2017-1 Notes and the CAL III Series 2018-1 Notes, and (B) on October 26, 2020, the CAL III Series 2018-2 Notes (each of such dates, a “Series 2020-1 Managed Container Purchase Date”).

(xxv)      CAL shall deliver to the Indenture Trustee and the Initial Purchasers on each Managed Container Purchase Date evidence of the release of any lien, claim and encumbrance (other that Permitted Encumbrances) on the Transferred Assets to be acquired by the Issuer on each such date.

SECTION 7.        Expenses; Fees.  In addition to the rights of indemnification granted to the Purchaser Indemnified Parties under Section 10, the Issuer covenants and agrees with the several Initial Purchasers that the Issuer will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Issuer’s and each Initial Purchaser’s counsel and accountants in connection with (A) to the extent applicable, the registration of the Notes under the Act, (B) the preparation, printing, reproduction and filing of the Additional Disclosure Documents, the Preliminary Offering Memorandum or the Offering Memorandum, (C) the mailing and delivering of copies thereof to the Initial Purchasers and dealers, and (D) the preparation, documentation and execution of the Series 2020-1 Related Documents; provided that the Initial Purchasers shall have a single outside counsel, Dentons US LLP, represent them for purposes of this clause (i); (ii) the cost of printing or reproducing this Agreement, the Indenture, any Blue Sky Memorandum and any other documents in connection with the offering, purchase, sale and delivery of the Notes; (iii) all out-of-pocket expenses of the Initial Purchasers in connection with the qualification of the Notes for offering and sale under state securities laws as provided in Section 6(a)(ii) hereof, including the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky survey(s); (iv) any fees charged by securities rating services for rating the Notes; (v) any filing fees incident to, and the fees and disbursements of counsel for the Initial Purchasers in connection with, any required reviews by the Financial Industry Regulatory Authority of the terms of the sale of the Notes; (vi) the cost of preparing certificates for the Notes; (vii) all out-of-pocket expenses incurred by the Issuer and the Initial Purchasers in connection with any “net road show website" for potential investors, (viii) the fees and expenses of the Indenture Trustee and any agent of the Indenture Trustee and the fees and disbursements of counsel for the Indenture Trustee in connection with the Indenture and the Notes; (ix) all costs and out-of-pocket expenses incurred by any Purchaser Indemnified Party with respect to enforcing its respective rights and remedies as against the Issuer, CAI or CAL under this Agreement, the Indenture, any Note, any other Series 2020-1 Related Document to which the Issuer or CAL is a party, (x) all costs and out-of-pocket expenses incurred in connection with the amendment or modification of, or any waiver or consent, made at the request of the Issuer, CAL or any of their respective Affiliates, and issued in connection with, this Agreement, the Indenture, any Note, any other Series 2020-1 Related Document to which the Issuer or CAL is a party and (xi) all other costs and out-of-pocket expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section 7 and Sections 10 and 12, the Initial Purchasers will pay all of their own costs and expenses.

SECTION 8.        Conditions of each Initial Purchaser’s Obligation.  The obligation of each Initial Purchaser to purchase and pay for Notes in the initial principal amount set forth on Schedule I hereto opposite its name shall, in its sole discretion, be subject to the satisfaction of all of the following conditions on the Closing Date:

(a)          The Issuer shall have good title to the Managed Containers and the other Collateral, free and clear of all Liens other than Permitted Encumbrances.

(b)         The Issuer shall have (i) caused all Uniform Commercial Code financing statements (or documents of similar import) required to perfect the first priority security interest of the Indenture Trustee pursuant to the Indenture in the Collateral and related items, in each case, to be duly filed in the manner required by the laws of each appropriate jurisdiction, (ii) caused all Uniform Commercial Code financing statements (or documents of similar import) required to (A) perfect the first priority security interest of the Issuer (and the Indenture Trustee as assignee of the Issuer) pursuant to the Contribution and Sale Agreement and (B) release any existing lien, charge or encumbrance (other than Permitted Encumbrances) on any Transferred Assets to be acquired by the Issuer on the Closing Date); and (iii) paid, or caused to be paid, all transfer taxes, documentary stamp taxes and filing fees incurred in connection therewith.

(c)         All corporate and other proceedings in connection with the transactions contemplated hereby and by the Series 2020-1 Related Documents and all documents incidental thereto shall be satisfactory in form and substance to each Initial Purchaser and its counsel, and such Initial Purchaser shall have received its Notes and any other documents incident to the transactions contemplated hereby and by the Series 2020-1 Related Documents that such Initial Purchaser or its counsel shall reasonably request. Each Initial Purchaser or its counsel shall have received on the Closing Date certified copies of all documents evidencing corporate or other organizational action taken by the Issuer, CAL, CAI and the Indenture Trustee to approve the execution and delivery of this Agreement and the other Series 2020-1 Related Documents to which they are a party and the consummation of the transactions contemplated hereby and thereby.

(d)         The Series 2020-1 Related Documents and the Notes shall conform in all material respects to the descriptions thereof contained in the Additional Disclosure Documents, the Preliminary Offering Memorandum and the Offering Memorandum. Immediately prior to the sale of the Notes to the Initial Purchasers, the Notes shall have been executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, and this Agreement and each of the other Series 2020-1 Related Documents that is to be executed and delivered on or prior to the Closing Date shall have been executed and delivered by the Issuer, CAI, CAL and all other parties thereto. Each Initial Purchaser and the Indenture Trustee shall have received on the Closing Date a true and correct copy of each Series 2020-1 Related Document delivered on or prior to the Closing Date, and each Initial Purchaser or its authorized representative shall have received its original Notes.

(e)         Each Initial Purchaser or its counsel shall have received on the Closing Date signature and incumbency certificates executed by Authorized Signatories of the Issuer, CAL, CAI and the Indenture Trustee certifying the identities and signatures of those officers who executed each of this Agreement and the other Series 2020-1 Related Documents delivered in connection with Series 2020-1 to which the Issuer, CAL, CAI or the Indenture Trustee, as the case may be, is a party.

(f)          The purchase of the Notes by any Initial Purchaser shall be permitted by the laws and regulations to which such Initial Purchaser is subject.

(g)         The Class A Notes shall have been rated not less than “A (sf)” by Standard & Poor’s, and the Class B Notes shall have been rated not less than "BBB (sf)" by Standard & Poor's. The Rating Agency Condition shall have been satisfied with respect to the Series 2017-1 Notes and the Series 2018-1 Notes issued by the Issuer. Such ratings of the Class A Notes and the Class B Notes shall be in full force and effect and each Initial Purchaser shall have received on the Closing Date a letter from Standard & Poor’s dated on or before the Closing Date to such effect.

(h)         Subsequent to the respective dates as of which information is given in the Additional Disclosure Documents, the Preliminary Offering Memorandum and the Offering Memorandum, there shall not have occurred (i) any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise) or in the earnings, business, operations or business prospects of the Issuer, the Manager, CAL or CAI (collectively, a “CAL Person”), whether or not arising in the ordinary course of business that, in the sole judgment of any Initial Purchaser, makes it impracticable or inadvisable to purchase the Notes or to proceed with the offering, sale, resale or delivery of the Notes, (ii) any other event or occurrence that could have a material adverse effect on the ability of the Issuer to perform any of its obligations under any Series 2020-1 Related Document to which it is a party or a material adverse effect on the value of the Managed Containers or the rights and remedies of the Indenture Trustee or any Series 2020-1 Noteholder under any Series 2020-1 Related Document, that, in the sole judgment of any Initial Purchaser, makes it impracticable or inadvisable to purchase the Notes or to proceed with the offering, sale, resale or delivery of the Notes, (iii) a general moratorium on commercial banking activities declared by any state of the United States or United States authorities, (iv) any downgrading in, or withdrawal of, the rating (including any “shadow rating”) accorded to securities (or the placement of any such securities on any watch or similar list with negative implications) issued by any CAI Person or the Notes by any “nationally recognized statistical rating organization,” as that term is defined for purposes of Rule 436(g) under the Act, or any public announcement that any such organization has under surveillance or review its rating (including any “shadow rating”) of the Notes (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of the rating), (v) any outbreak or escalation of hostilities, insurrection or armed conflict in which the United States of America is involved, any declaration of war by Congress or any other national or international calamity or emergency that in the sole judgment of any Initial Purchaser makes it impractical or inadvisable to purchase the Notes or to proceed with the offering, sale, resale or delivery of the Notes, or (vi) any material adverse change in financial, political or economic conditions having an effect on the U.S. or Western European financial markets that in the sole judgment of any Initial Purchaser makes it impractical or inadvisable to purchase the Notes or to proceed with the offering, sale, resale or delivery of the Notes.

(i)          Each Initial Purchaser shall have received opinions, dated the Closing Date, addressed to such Initial Purchaser and in form and substance satisfactory to its counsel, of (i) Perkins Coie LLP, U.S. counsel to the Issuer and the Seller, Conyers Dill & Pearman Limited, special Bermuda counsel to the Issuer, and Clarke Gittens Farmer, special Barbados counsel to the Seller, as to (A) perfection of the Indenture Trustee’s interest in the Collateral and other UCC matters, (B) “true sale,” “substantive consolidation” and "perfection" matters regarding CAL, certain Affiliates (including CAL III) and the Issuer, (C) corporate, tax and other matters, and (D) securities laws matters, in each case as applicable; and (ii) counsel to the Indenture Trustee, as to certain matters relating to the Indenture Trustee.

(j)          Each Initial Purchaser shall have received each of a negative assurance letter, dated the Closing Date, addressed to each Initial Purchaser and in form and substance satisfactory to its counsel, of Perkins Coie LLP, U.S. counsel to the Issuer.

(k)         Each Initial Purchaser shall have received one or more letters from an Independent Accountant dated the Closing Date, in form and substance satisfactory to such Initial Purchaser and its counsel, containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to information contained in the Preliminary Offering Memorandum and the Offering Memorandum.

(l)          The representations and warranties of each of the Issuer, CAL and CAI contained in this Agreement and in the other Series 2020-1 Related Documents to which it is a party shall be true and correct as of the date hereof and as of the Closing Date.  Each of the Issuer, CAL and CAI shall have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder and under the Series 2020-1 Related Documents on or prior to the Closing Date; since December 31, 2019, there has been no material adverse change in the business, condition (financial or otherwise) or results of operations or business prospects of the Issuer, CAL and CAI; and no event shall have occurred and no condition shall exist that would constitute (or which with the giving of notice or passage of time or both would constitute) an Early Amortization Event or an Event of Default.

(m)        Subsequent to the respective dates as of which information is given in the Preliminary Offering Memorandum  and the Offering Memorandum, other than as contemplated by the Preliminary Offering Memorandum and the Offering Memorandum, neither the Issuer nor any CAI Person shall have entered into any transactions that are material to the business, condition (financial or otherwise) or results of operations or business prospects of Issuer or any CAI Person, respectively.

(n)         Each Initial Purchaser shall have received a certificate of the Issuer, dated the Closing Date, signed on its behalf by its President or any Vice President and its Chief Financial Officer or if such entity has none, its Treasurer, to the effect that:

(i)           The conditions precedent set forth in Section 8(l) have been satisfied.

(ii)         Subsequent to the respective dates as of which information is given in the Additional Disclosure Documents, the Preliminary Offering Memorandum and the Offering Memorandum, other than as contemplated by the Offering Memorandum, there has not occurred (A) any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise) or in the earnings, business, operations or business prospects of the Issuer, whether or not arising in the ordinary course of business, or (B) any other event or occurrence that would have a material and adverse effect on the ability of the Issuer to perform any of its obligations under any Series 2020-1 Related Document to which it is a party.

(iii)         Subsequent to the respective dates as of which information is given in the Additional Disclosure Documents, the Preliminary Offering Memorandum and the Offering Memorandum, other than as contemplated by the Offering Memorandum, the Issuer has not entered into any transactions that are material and adverse to the business, condition (financial or otherwise) or results of operations or business prospects of the Issuer.

(iv)        As of the Closing Date, none of the Additional Disclosure Documents, the Preliminary Offering Memorandum and the Offering Memorandum contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that this representation shall not apply to statements or omissions made in reliance upon and in conformity with the Initial Purchaser Information.

(o)         Each Initial Purchaser shall have received confirmation that the Notes have been accepted for clearance of secondary market trading by The Depository Trust Company.

(p)         The Offering Memorandum shall have been distributed to each Initial Purchaser not later than 5:00 p.m., New York time on September 3, 2020.

(q)         All conditions to the issuance of the Notes set forth in the Indenture shall have been satisfied. The Issuer shall have delivered a certificate to that effect to each Initial Purchaser, and all opinions delivered in connection with the satisfaction of such conditions shall be delivered to the Initial Purchasers.

(r)          This Agreement has not terminated pursuant to Section 12 hereof.

(s)          The Aggregate Class A Note Principal Balance does not exceed the Class A Asset Base. The Aggregate Series 2020-1 Note Principal Balance does not exceed the Series 2020-1 Asset Base.

(t)          A list (which may be in the form of a data file) of all Managed Containers as of the Closing Date, which includes the Container Identification Number for each such Managed Container, shall have been delivered, in form and substance satisfactory to each Initial Purchaser.

(u)         All of the conditions precedent to the authentication of the Series 2020-1 Notes set forth in the Series 2020-1 Supplement and the Indenture shall have been satisfied or waived (including the execution and delivery of  control agreements with respect to each of the Series 2020-1 Series Account, the Defaulted Lease Account, the Series 2020-1 Restricted Cash Account, the Redemption Account and the Revenue Reserve Account, each such control account to be in form and substance satisfactory to the Initial Purchasers).

(v)        The Issuer shall have paid to WFS, or made arrangements satisfactory to WFS for the payment of, the fees payable to the Initial Purchasers with respect to the transaction evidenced by this Agreement. WFS will distribute to each Initial Purchaser its share of such fee (determined based on relative purchase commitment) in accordance with industry practice.

(w)         The Issuer shall fund, or direct the Initial Purchaser to deposit on the Closing Date the entire proceeds of the Series 2020-1 Notes into the Redemption Account.

The Issuer shall furnish to each Initial Purchaser and the Rating Agency (x) such other agreements, instruments, documents, opinions, certificates, letters and schedules as such Initial Purchaser or its counsel or the Rating Agency or its counsel reasonably may request and (y) originals and conformed copies of all opinions, certificates, letters, schedules, agreements, documents and instruments delivered pursuant to this Agreement in the quantities that such Initial Purchaser or such Rating Agency, as the case may be, may reasonably request.

SECTION 9.        Representations, Warranties and Covenants of each Initial Purchaser.  Each Initial Purchaser severally and not jointly represents and warrants to the Issuer that:

(a)          Such Initial Purchaser is a Qualified Institutional Buyer.

(b)         Such Initial Purchaser will not offer or sell, and has not offered or sold any Notes except (x) within the United States to Persons reasonably believed by it to be (i) Qualified Institutional Buyers in reliance on the exemption from registration provided by Rule 144A or (ii) Institutional Accredited Investors and (y) to certain non-U.S. Persons outside the United States within the meaning of, and in compliance with, Regulation S.

(c)         Such Initial Purchaser has not engaged in any form of general solicitation or general advertising in connection with the offering or sale of the Notes (as those terms are used in Regulation D under the Act).

(d)         Such Initial Purchaser represents that either (i) it is not acquiring and will not hold the Series 2020-1 Note with the plan assets of a Plan or any other plan that is subject to the provisions of other applicable federal and state law (“Similar Law”) or (ii) (a) the Series 2020-1 Notes are rated investment grade or better and have not been characterized as other indebtedness for applicable local law purposes and (b) the acquisition, holding and disposition of the Series 2020-1 Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or Similar Law.

(e)         Such Initial Purchaser will not offer or sell any Note except on the terms contemplated by the Offering Memorandum.

(f)          None of such Initial Purchaser, its Affiliates or any Person acting on its behalf has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Notes, and such Initial Purchaser, its Affiliates and all Persons acting on its behalf have complied and will comply with the offering restrictions requirements of Regulation S in connection with the offering of Notes outside of the United States.

(g)          Each Initial Purchaser severally and not jointly represents and agrees as to itself that:

(i)           it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 of the U.K., as amended, or “FSMA”) received by it in connection with the issue or sale of the Notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuing Entity or the Depositor; and it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the U.K.

(h)         Each Initial Purchaser severally and not jointly as to itself that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Series 2020-1 Notes which are the subject of the offering contemplated by this Preliminary Offering Memorandum to any retail investor in the EEA or the U.K. For the purposes of this provision, the expression "retail investor" means a person who is one (or more) of the following:

(i)           a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU as amended, “MiFID II”; or

(ii)          a customer within the meaning of Directive (EU) 2016/97 as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)         not a “qualified investor” as defined in Regulation (EU) 2017/1129, as amended.

SECTION 10.      Indemnification and Contribution.

(a)        The Issuer and CAL, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, its Affiliates, together with its successors, directors and officers and each Person who controls such Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, a “Purchaser Indemnified Party”), against any and all losses, claims, damages or other liabilities, joint or several (collectively, “Losses”), to which such Purchaser Indemnified Party may become subject, insofar as such Losses arise out of or are based upon (i) any breach of any of the representations, warranties and covenants of the Issuer, CAL or CAI contained herein; (ii) any untrue statement or alleged untrue statement of any material fact contained in the Additional Disclosure Documents, any Form ABS-15G, the Preliminary Offering Memorandum, the Offering Memorandum or any amendment of or supplement to any of the foregoing, or (iii) any omission or alleged omission to state, in the Additional Disclosure Documents, any Form ABS-15G, the Preliminary Offering Memorandum, the Offering Memorandum or any amendment of or supplement to any of the foregoing, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, in each case, will reimburse, as incurred, each Purchaser Indemnified Party for any legal or other expenses reasonably incurred by such Purchaser Indemnified Party in connection with investigating or defending any claim, action, litigation, investigation or proceeding whatsoever (whether or not such Purchaser Indemnified Party is a party thereto), whether commenced or threatened; provided, however, that neither the Issuer nor CAL shall be liable in any case under this Section 10(a) to the extent that any Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Additional Disclosure Documents, the Preliminary Offering Memorandum, any Form ABS-15G or the Offering Memorandum that, in the case of each of the foregoing, is made in reliance upon and in conformity with the Initial Purchaser Information.

(b)        Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless each of the Issuer, CAL, their respective directors, officers, employees, agents and representatives and each Person, if any, who controls the Issuer or CAL within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively, the “CAI Indemnified Parties”; collectively with the Purchaser Indemnified Parties and in their respective capacities as such, the “Indemnified Parties”), against any Losses to which such CAI Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as the Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Additional Disclosure Documents, the Preliminary Offering Memorandum or the Offering Memorandum, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Additional Disclosure Documents, the Preliminary Offering Memorandum or the Offering Memorandum in reliance upon and in conformity with the Initial Purchaser Information provided by such Initial Purchaser, as further described in Schedule II.  Each Initial Purchaser will reimburse each CAI Indemnified Party for any legal or other expenses reasonably incurred by such CAI Indemnified Party in connection with investigating or defending any claim, action, litigation, investigation or proceeding whatsoever (whether or not such CAI Indemnified Party is a party thereto), whether commenced or threatened, based upon any such untrue statement or alleged untrue statement or omission or alleged omission, as such expenses are incurred.

(c)         Promptly after receipt by an Indemnified Party of notice of the commencement of any action described in Section 10(a) or (b), the Indemnified Party shall, if a claim in respect thereof is to be made against the indemnifying party under Section 10(a) or (b), notify the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it from any liability that it may have under such Section 10(a) or (b).  In case any such action is brought against any Indemnified Party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the indemnifying party).  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

(d)         If the indemnity provided for in Section 10(a) or (b) is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses referred to in Section 10(a) or (b), then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Party in respect of such Losses in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the Indemnified Party on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) is not permitted by Applicable Law, not only the relative benefits referred to in clause (i) but also the relative fault of the indemnifying party or parties on the one hand and the Indemnified Party on the other in connection with the untrue statement or alleged untrue statement or omission or alleged omission that resulted in such Losses.  The relative benefits received by the CAI Indemnified Parties on the one hand and the Purchaser Indemnified Parties on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Issuer bear to the total underwriting discounts and commissions received by the Initial Purchasers with respect to the offering.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by any CAI Indemnified Party on the one hand, or any Purchaser Indemnified Party on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by an Indemnified Party as a result of the Losses referred to above in this Section 10(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 10(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Initial Purchaser exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations in this Section 10(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

SECTION 11.      Survival of Representations and Warranties.  So long as any of the Notes shall be Outstanding and until payment and performance in full of the Aggregate Outstanding Obligations, the representations and warranties contained herein shall have a continuing effect of having been true when made.

SECTION 12.      Termination.  This Agreement may be terminated in the sole discretion of each Initial Purchaser by notice to the Issuer, CAL or CAI, as the case may be, given on or prior to the Closing Date in the event that (A) the Issuer, CAL or CAI shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or (B) there shall have occurred any of the events or conditions set forth in Section 8(h) hereof.  Termination of this Agreement pursuant to this Section 12 shall be without liability of any party to any other party; provided that the respective agreements, covenants, indemnities and other statements set forth in this Section 12 and in Sections 7, 10, 14, 15, 17, 18, 19, 20, 21, 22, 23, 25, 26 and 27 shall remain in full force and effect regardless of any termination of this Agreement.

SECTION 13.     Initial Purchaser Information.  The Issuer acknowledges and agrees that the Initial Purchaser Information constitutes the only information furnished by the Initial Purchasers to the Issuer for purposes of inclusion in the Additional Disclosure Documents, the Preliminary Offering Memorandum or the Offering Memorandum.  Each Initial Purchaser shall only be liable for any such information related to, or provided by, such Initial Purchaser.

SECTION 14.      Notices.  Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing and either delivered by hand, by mail or by email, and any notice shall be effective when received at the address or facsimile number (as applicable) specified below:

If to the Issuer:
CAL Funding IV Limited
Clarendon House, 2 Church Street
Hamilton HM 11, Bermuda
Attention:  The Secretary
Telephone:  (441) 298-5950

With copies to

(i) CAI International, Inc.
1 Market Plaza
Steuart Tower, Suite 2400
San Francisco, CA 94105 USA
email:  finance@capps.com with a copy to  legal@capps.com
Telephone: (415) 788-0100

and

(ii) Container Applications Limited
Suite 102, Corporate Centre
Bush Hill, Bay Street, St. Michael
Barbados, West Indies
Telephone: (246) 430-5310

If to CAL:	Container Applications Limited Suite 102, Corporate Centre Bush Hill, Bay Street, St. Michael Barbados, West Indies Telephone: (246) 430-5310

If to WFS:	Wells Fargo Securities, LLC Duke Energy Center 550 South Tryon Street Charlotte, NC 28202 D1086-051 Attention: John Fulvimar Telephone: (704) 410-1477

If to Deutsche Bank Securities Inc.	Deutsche Bank Securities Inc. 60 Wall Street, 5th Floor New York, NY 10005 Attention: Kevin Fagan Telephone: (212) 250-2433 and Attention: Max Schleikorn Telephone: (212) 250-4080

If to BofA Securities, Inc.	BofA Securities, Inc. One Bryant Park, Floor 11 New York, NY 10036 Attention: Bradley Sohl

If to RBC Capital Markets, LLC	RBC Capital Markets, LLC Three World Financial Center 200 Vesey Street, 8th Floor New York, NY 10281 Attention: Nicholas Rogers Telephone: (212) 905-2904

If to MUFG Securities Americas Inc.:	MUFG Securities Americas Inc. 1221 Avenue of the Americas, 6th Floor New York, NY 10020 Attention: Keith Allman

If to PNC Capital Markets LLC	PNC Capital Markets LLC 340 Madison Avenue, Floor 11 New York, NY 10173 Attention: Valerie Shadeck Telephone: (412) 762-6825

If to Fifth Third Securities, Inc.:	Fifth Third Securities, Inc. 38 Fountain Square Plaza Cincinnati, OH 45263 Attention: Legal Department

If to ING:	ING Bank N.V. Foppingadreef 7 1102 BD Amsterdam The Netherlands Attention: Emely de Andrade Telephone: +31 610685126 Email: emely.de.andrade@ing.com or at such other address or facsimile number as any party may designate from time to time by notice duly given to the other parties in accordance with the terms of this Section 14.

SECTION 15.      Successors. This Agreement shall inure to the benefit of and be binding upon each Initial Purchaser and the Issuer and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person, other than the parties hereto, the Indemnified Parties and their respective successors, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of such Persons, and for the benefit of no other Person. No purchaser of a Note or a beneficial interest in a Note from any Initial Purchaser shall be deemed a successor because of such purchase.

SECTION 16.     Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts (which may include facsimile), each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

SECTION 17.     Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PRINCIPLES, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 18.     Submission to Jurisdiction.  EACH PARTY HERETO HEREBY (A) IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (B) IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR FEDERAL COURT, AND (C) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. EACH OF THE ISSUER, CAL AND CAI SHALL HAVE DELIVERED ON OR PRIOR TO THE DATE HEREOF TO EACH INITIAL PURCHASER OR ITS COUNSEL EVIDENCE OF ACCEPTANCE BY CSC CORPORATION SERVICE COMPANY OF ITS APPOINTMENT BY THE ISSUER, CAL AND CAI, AS AGENT FOR SERVICE OF PROCESS IN NEW YORK. THE SERVICE MAY BE MADE TO THE ISSUER, CAL, OR CAI, AS THE CASE MAY BE, IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT’S ADDRESS. AS AN ALTERNATIVE METHOD OF SERVICE OTHER THAN SERVICE TO ITS RESPECTIVE APPOINTED SERVICE OF PROCESS AGENT, EACH PARTY ALSO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES OF THE PROCESS TO SUCH PARTY AT ITS ADDRESS SPECIFIED HEREIN. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY PARTY HERETO TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OR ALL OF THE OTHER PARTIES HERETO OR ANY OF THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION.

SECTION 19.     Waiver of Jury Trial.  EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATING TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENTS OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH OR ARISING FROM ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), ACTIONS OF ANY OF THE PARTIES HERETO OR ANY OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER RELATED DOCUMENTS, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

SECTION 20.      Negotiations. This Agreement and the other Series 2020-1 Related Documents are the result of negotiations among the parties hereto, and have been reviewed by the respective counsel to the parties hereto, and are the products of all parties hereto. Accordingly, this Agreement and the other Series 2020-1 Related Documents shall not be construed against any Initial Purchaser merely because of such Initial Purchaser’s involvement in the preparation of this Agreement and the other Series 2020-1 Related Documents.

SECTION 21.      Amendments, etc. This Agreement may be amended and/or restated at any time but only upon the written consent of each of the parties hereto.  The parties hereto may waive the provisions of this Agreement in a writing signed by the parties hereto.

SECTION 22.      Severability of Provisions.  If any one or more of the agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then the unenforceable agreements, provisions or terms shall be deemed severable from the remaining agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other agreements, provisions or terms of this Agreement.

SECTION 23.      No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Except as otherwise provided in this Agreement, the rights, remedies, powers and privileges herein provided are cumulative and are not exhaustive of any rights, remedies, powers and privileges provided by law.

SECTION 24.      Integration.  This Agreement contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof, superseding all prior oral or written understandings.

SECTION 25.     Nonpetition Covenant.  Notwithstanding any prior termination of this Agreement, each Initial Purchaser agrees that it shall not, with respect to the Issuer, institute or join any other Person in instituting any Insolvency Proceeding against or with respect to the Issuer or so long as any Notes issued by the Issuer shall be Outstanding and there shall not have elapsed one year plus one day since the last day on which any such Notes shall have been Outstanding and all other obligations of the Issuer under the Series 2020-1 Related Documents have been paid in full. The foregoing shall not limit the right of any such Person to file any claim in or otherwise take any action with respect to any such proceeding that was instituted against the Issuer by any Person other than any Initial Purchaser. In addition, each Initial Purchaser agrees that all amounts owed to it by the Issuer shall be payable solely from amounts that become available for such payment pursuant to Section 302 of the Indenture and Section 303 of the Series 2020-1 Supplement, and no such amounts shall constitute a “claim” against the Issuer (as defined in Section 105 of the Bankruptcy Code) to the extent that they are in excess of the amounts available for their payment.

SECTION 26.      Recourse Against Certain Parties.  No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of any party as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any administrator of such party or any incorporator, affiliate, stockholder, officer, employee, manager or director of such party or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of such party contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such party, and that no personal liability whatsoever shall attach to or be incurred by any administrator of such party or any incorporator, stockholder, affiliate, officer, employee, manager or director of such party or of any such administrator, as such, or any other of them, under or by reason of any of the obligations, covenants or agreements of such party contained in this Agreement or in any other such instruments, documents or agreements, or which are implied therefrom, and that any and all personal liability of every such administrator of such party and each incorporator, stockholder, affiliate, officer, employee, manager or director of such party or of any such administrator, as such, or any of them, for breaches by such party of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.  The provisions of this Section 26 shall survive the termination of this Agreement.

SECTION 27.     Appointment of Bookrunners, Structuring Agents and Co-Managers; No Other Duties.  The Issuer hereby appoints (i) each of BofA and WFS as a bookrunner, (ii) each of BofA and WFS as a structuring agent and (iii) each of MUFG, BBVA and FTS as a co-manager. Anything herein to the contrary notwithstanding, none of the bookrunners nor the structuring agents shall have any powers, duties or responsibilities under this Agreement or any other Series 2020-1 Related Document, except in its capacity as an Initial Purchaser hereunder.

SECTION 28.      Confidentiality.  Each of the Initial Purchasers and the Issuer shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other Series 2020-1 Related Documents and the other confidential proprietary information with respect to the other parties hereto and the other parties to the Series 2020-1 Related Documents and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein (the “Confidential Information”), except that each such party and its officers, members and employees may disclose (x) the existence of this Agreement and the other Series 2020-1 Related Documents, but not the financial terms thereof and (y) any Confidential Information (i) to its external accountants, financial advisors, attorneys, and the agents of such Persons, as well as any nationally recognized statistical rating organization (an “NRSRO”) to whom any part of the Confidential Information is required to be disclosed pursuant to the terms of the Exchange Act or any rules (including Rule 17g-5) and regulations promulgated thereunder (collectively, “Excepted Persons”), (ii) as required by an applicable law (including, without limitation, public reporting requirements applicable to CAI) or order of any judicial or administrative proceeding, and (iii) in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving this Agreement or the other Series 2020-1 Related Documents for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies or interests under or in connection with this Agreement (notice of which shall be given to the Issuer to the extent permitted under applicable law, rule or regulation) (in connection therewith, the Initial Purchasers agree, at the expense of the Issuer, to cooperate with the Issuer in seeking a protective order for such Confidential Information).  Notwithstanding the foregoing, the following will not constitute Confidential Information subject to this Section 28: (i) information that was already known to or in possession of any of the Initial Purchasers or any of their respective Excepted Persons prior to its disclosure to such Initial Purchaser by the Issuer pursuant to this Agreement or in contemplation of entering into this Agreement or any of the Related Documents; (ii) information that is obtained by any of the Initial Purchasers or any of their respective Excepted Persons from a third party who is not known by such Initial Purchaser to be prohibited from disclosing the information to such Initial Purchaser by a contractual or legal obligation to the Company; (iii) information that is or becomes publicly available (other than as a result of disclosure by any of the Initial Purchasers or any of their respective Excepted Persons in violation of this Agreement); or (iv) information that is independently developed, discovered or arrived at by any of the Initial Purchasers or any of their respective Excepted Persons without reference to the confidential proprietary information which is the subject of this Section 28.  Notwithstanding anything to the contrary contained herein, any of the Initial Purchasers and their respective affiliates may disclose confidential proprietary information, without notice to the Issuer, to any governmental agency, regulatory authority or self-regulatory authority (including without limitation, bank and securities examiners) having or claiming to have authority to regulate or oversee any aspect of the business of such Initial Purchaser or that of its affiliates in connection with the exercise of such authority or claimed authority.  The confidentiality obligations set forth in this Section 28 are in addition to any other confidentiality agreements or other similar documents that are in place among any of the parties hereto and their Affiliates and are not intended to amend or supersede any such agreement.

Notwithstanding anything contained in this Agreement or in any other document, agreement or understanding relating to the transactions contemplated by this Agreement and the Series 2020-1 Related Documents, each party (and each employee, representative, or other agent of such party) is authorized to disclose to any and all persons, beginning immediately upon commencement of discussions regarding the transactions contemplated by this Agreement, and without limitation of any kind, the U.S. federal, state or local tax treatment and tax structure of such transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to such party (or any employee, representative, or other agent of such party) to the extent related to such tax treatment and tax structure.  However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective Affiliates, and their respective Affiliates’ directors and employees to comply with applicable securities laws.  For purposes of this authorization, the “tax treatment” of a transaction means the purported or claimed tax treatment of the transaction, and the “tax structure” of a transaction means any fact that may be relevant to understanding the purported or claimed tax treatment of the transaction contemplated by the Series 2020-1 Related Documents.  None of the parties to the transactions contemplated by this Agreement provides U.S. tax advice, and each party should consult its own advisors regarding its participation in the transactions contemplated by this Agreement.

SECTION 29.      Recognition of the U.S. Special Resolution Regimes.

(a)        In the event an Initial Purchaser is a Covered Entity that becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)        In the event that an Initial Purchaser is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)         For purposes of this Section 29, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 30.      Electronic Signatures.  The parties agree that this Agreement may be executed and delivered by electronic signatures and that the signatures appearing on this Agreement are the same as handwritten signatures for the purposes of validity, enforceability and admissibility

[Signature pages follow]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement among the Issuer, CAL, CAI and each of the Initial Purchasers.

Very truly yours,

CAL FUNDING IV LIMITED

By:	/s/ Timothy B. Page
Name: Timothy B. Page
Title: Chief Financial Officer

ACCEPTED AND AGREED, SOLELY
FOR PURPOSES OF SECTIONS 4, 5(b), 6, 8, 10, 12, 17, 18, 19, 20 and 21:

CONTAINER APPLICATIONS LIMITED

By:	/s/ Timothy B. Page
Name: Timothy B. Page
Title: Chief Financial Officer

ACCEPTED AND AGREED, SOLELY
FOR PURPOSES OF SECTIONS 4A, 8, 12, 17, 18, 19, 20 and 21:

CAI INTERNATIONAL, INC.

By:	/s/ Timothy B. Page
Name: Timothy B. Page
Title: Interim President and Chief Executive Officer

[Note Purchase Agreement (CAL I Series 2020-1)]

Accepted and agreed to as of the date first above written:

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Kevin Fagan
Kevin Fagan, Vice President

By:	/s/ Robert Sheldon
Robert Sheldon, Managing Director

[Note Purchase Agreement (CAL I Series 2020-1)]

Accepted and agreed to as of the date first above written:

BofA SECURITIES, INC.

By:	/s/ Bradley J Sohl
Bradley J Sohl, Director

[Note Purchase Agreement (CAL I Series 2020-1)]

Accepted and agreed to as of the date first above written:

RBC CAPITAL MARKETS, LLC

By:	/s/ Nicholas Rogers

[Note Purchase Agreement (CAL I Series 2020-1)]

Accepted and agreed to as of the date first above written:

MUFG SECURITIES AMERICAS, INC.

By:	/s/ Keith Allman
Keith Allman, Managing Director

[Note Purchase Agreement (CAL I Series 2020-1)]

Accepted and agreed to as of the date first above written:

PNC CAPITAL MARKETS LLC

By:	/s/ Valerie Shadeck
Valerie Shadeck

[Note Purchase Agreement (CAL I Series 2020-1)]

Accepted and agreed to as of the date first above written:

FIFTH THIRD SECURITIES, INC.

By:	/s/ Ricardo C. Valeriano

[Note Purchase Agreement (CAL I Series 2020-1)]

Accepted and agreed to as of the date first above written:

ING BANK N.V.

By:	/s/ M.R. Brinkhuis

[Note Purchase Agreement (CAL I Series 2020-1)]

SCHEDULE I
to Note Purchase Agreement (Series 2020-1)

Initial Purchasers	Principal Amount of Class A Notes	Principal Amount of Class B Notes
Wells Fargo Securities LLC	$286,360,000	$10,720,000
Deutsche Bank Securities Inc.	$93,067,000	$3,484,000
BofA Securities, Inc.	$93,067,000	$3,484,000
RBC Capital Markets, LLC	$93,067,000	$3,484,000
MUFG Securities Americas Inc.	$93,067,000	$3,484,000
PNC Capital Markets LLC	$21,477,000	$804,000
Fifth Third Securities, Inc.	$21,477,000	$804,000
ING Bank N.V.	$14,318,000	$536,000
	$715,900,000	$26,800,000

SCHEDULE II
to Note Purchase Agreement (Series 2020-1)

Initial Purchaser Information: For each Initial Purchaser the information provided by, or relating to, such Initial Purchaser in (i) the first paragraph, (ii) the fourth paragraph, (iii) the fourth, fifth, sixth and seventh sentences of the sixth paragraph, (iv) the seventh paragraph, (v) the eighth paragraph and (vi) the ninth paragraph, in each case, under the heading “PLAN OF DISTRIBUTION” in the Offering Memorandum.